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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           FIRST FEDERAL CAPITAL CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                           FIRST FEDERAL CAPITAL CORP
                     A FEDERAL SAVINGS BANK HOLDING COMPANY



                                                                  March 19, 2003


Dear Shareholder:

         You are cordially invited to attend our 2003 annual meeting of shareholders, which will be held on Wednesday, April 23, 2003, at 10:30 a.m., local time, at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin.

         The attached notice of annual meeting of shareholders and proxy statement describe the formal business to be conducted at the annual meeting. Our Form 10-K annual report for the fiscal year ended December 31, 2002 also is included in our 2002 annual report. Our directors and officers, as well as representatives of Ernst & Young LLP, our independent auditors, will be present at the annual meeting to respond to any questions that our shareholders may have.

         It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person. We urge you to vote by phone or over the Internet (if your shares are held in an account at a brokerage firm or bank participating in the ADP Investor Communication Services program), or mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in us are appreciated.


                                    Sincerely,


                                    /s/ Jack C. Rusch
                                    ------------------------------
                                    Jack C. Rusch
                                    President and Chief Executive Officer

                           FIRST FEDERAL CAPITAL CORP
                                605 STATE STREET
                           LA CROSSE, WISCONSIN 54602
                                 (608) 784-8000
                              ---------------------

                  NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 2003
                              ---------------------

         NOTICE IS HEREBY GIVEN that the 2003 annual meeting of shareholders of First Federal Capital Corp will be held on Wednesday, April 23, 2003, at 10:30 a.m., local time, at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, for the following purposes, all of which are described more completely in the accompanying proxy statement:

         (1) To elect three directors, each for three-year terms and in each case until their successors are elected and qualified; and

         (2) To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. Our board of directors is not aware of any other such business.

         The board of directors has fixed March 7, 2003 as the voting record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournments or postponements thereof. Only shareholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any adjournments or postponements thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by us.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         /s/ Bradford R. Price
                                         ----------------------------------
La Crosse, Wisconsin                     Bradford R. Price
March 19, 2003                           Executive Vice President and Secretary





================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO PROMPTLY VOTE BY PHONE OR OVER THE INTERNET (IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK THAT PARTICIPATES IN THE ADP INVESTOR COMMUNICATION SERVICES PROGRAM), OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ENVELOPE PROVIDED. PLEASE SEE "ELECTRONIC VOTING ALTERNATIVES" IN THE PROXY STATEMENT FOR ADDITIONAL DETAILS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY REVOKE ANY PROXY GIVEN AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
================================================================================

                           FIRST FEDERAL CAPITAL CORP

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

                       2003 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 2003

                              ---------------------

         We are furnishing this proxy statement to our shareholders in connection with the solicitation of proxies on behalf of our board of directors to be used at the 2003 annual meeting of shareholders to be held at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, on Wednesday, April 23, 2003, at 10:30 a.m., local time, and at any adjournments or postponements thereof for the purposes set forth in the notice of annual meeting of shareholders.

         Our 2002 annual report to shareholders includes our Form 10-K annual report, including our consolidated financial statements for the fiscal year ended December 31, 2002 (which we sometimes refer to as "fiscal 2002") accompanies this proxy statement and appointment form of proxy, and are first being mailed to you on or about March 19, 2003. Generally, when we use the terms "we," "us," "our" or "ours," we mean First Federal Capital Corp (the "Company") and its wholly owned subsidiary, First Federal Capital Bank (the "Bank"). (The Bank was formerly known as First Federal Savings Bank La Crosse-Madison until its name was changed effective March 1, 2003.) If there is, in our opinion, an important distinction between the two entities, we will refer to the "Company" or the "Bank," as appropriate.

RECORD DATE AND OUTSTANDING SHARES

         Only our shareholders of record at the close of business on March 7, 2003 will be entitled to vote at the annual meeting. On that date, there were 19,702,712 shares of our common stock outstanding and no other class of equity securities outstanding. Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the meeting. When we use the terms "you," "your" or "yours," we mean our shareholders of record on March 7, 2003.

QUORUM

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.

ABSTENTIONS AND BROKER NON-VOTES

         Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast. For all other matters to be voted on at the annual meeting, abstentions will be included in the number of shares voting on a matter, and consequently, an abstention will have the same practical effect as a vote against such matter.

         Proxies relating to "street name" shares (i.e., shares held of record by brokers or other third-party nominees) that are voted by brokers or other third-party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. "Broker non-votes" (i.e., proxies submitted by brokers or third-party nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or third-party nominees do not have discretionary power to vote under the rules of the New York Stock Exchange) will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters.

         All matters to be considered at the annual meeting are considered "discretionary" proposals for which brokers and third-party nominees may vote proxies notwithstanding the fact that they have not received voting instructions from the beneficial owners of shares; consequently, shares held by brokers or third-party nominees will be counted if and as voted by such brokers and third-party nominees.

VOTING:  ELECTION OF DIRECTORS

         The proxy being provided by our board of directors enables you to vote for the election of the nominees proposed by the board, or to withhold authority to vote for the nominees being proposed. Our articles of incorporation, as amended, do not provide for cumulative voting by shareholders for the election of the Company's directors. Under the Wisconsin Business Corporation Law, directors are elected by a plurality of the votes cast with a quorum present, meaning that the three nominees receiving the most votes will be elected directors.

SOLICITATION AND REVOCATION

         You are requested to vote electronically (see "--Electronic Voting Alternatives") or by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. The proxy solicited hereby, if properly executed and not revoked prior to its use, will be voted according to your instructions. If you do not provide instructions, a properly executed proxy will be voted:

         - FOR the election of the nominees for director named in this proxy statement; and
         - In accordance with the best judgment of the persons appointed as proxies upon the transaction of such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Returning your completed proxy form or voting your proxy electronically will not prevent you from voting in person at the annual meeting should you be present and wish to do so.

         You have the power to revoke your proxy any time before it is exercised by (i) filing with our Secretary written notice thereof (Bradford R. Price, Executive Vice President and Secretary, First Federal Capital Corp, 605 State Street, La Crosse, Wisconsin 54602); (ii) submitting a duly-executed proxy bearing a later date or overriding a previously submitted electronic proxy by submitting a subsequent electronic proxy; or (iii) appearing at the annual meeting and giving our Secretary notice of your intention to vote in person. If your shares are not registered in your own name, you will need additional documentation from the record holder to vote personally at the annual meeting. Proxies solicited hereby may be exercised only at the annual meeting and any adjournment or postponement thereof and will not be used for any other meeting.

         We will bear the cost of solicitation of proxies on behalf of our board of directors. We have not retained a professional proxy solicitation firm to assist in the solicitation of proxies. Proxies may be solicited by personal interview or by telephone, in addition to the use of the mails by our directors, officers and regular employees, without additional compensation therefor. We have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of common stock held of record by the beneficial owners of such shares. We will reimburse such brokerage firms, banks, nominees and other fiduciaries for their reasonable out-of-pocket expenses.

         In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the annual meeting, the annual meeting may be adjourned or postponed in order to permit the further solicitation of proxies. Proxies solicited hereby will be returned to the board of directors, and will be tabulated by inspectors of election designated by the board who will not be our directors or employees or directors or employees of any of our affiliates.

ELECTRONIC VOTING ALTERNATIVES

         You are able to vote your shares by telephone or over the Internet (if your shares are held in an account at a brokerage firm or bank participating in the ADP Investor Communication Services Program). Submitting your proxy electronically will not affect your right to vote in person if you decide to attend the annual meeting.

         SHARES REGISTERED IN YOUR NAME

         If your shares are registered directly with Wells Fargo Shareowner Services, you may vote your proxy telephonically by calling Wells Fargo Shareowner Services at (800) 240-6326. Votes submitted by telephone must be received by 11:00 a.m., Central Time, on Tuesday, April 22, 2003.

         SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

         Numerous brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers electronic voting alternatives. This program is different from the program offered by Wells Fargo Shareowner Services for electronic voting of shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or over the Internet by going to the website referenced on your voting form. Votes electronically submitted through the ADP program must be received by the time indicated on the materials enclosed regarding electronic voting through the ADP program.


                  MATTER TO BE VOTED ON AT THE ANNUAL MEETING:

                              ELECTION OF DIRECTORS

         Pursuant to our articles of incorporation, our board of directors is divided into three classes, and the members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is elected annually. A resolution of the board, adopted pursuant to our bylaws has established the number of directors at ten, including one vacant seat due to the death of Mr. Don P. Rundle in February 2002 that the board intends to fill. Ms. Marjorie A. Davenport will be retiring from service as one of our directors effective as of the 2003 annual meeting. The board has nominated Mr. David W. Kruger for election at the annual meeting to fill the seat being vacated by Ms. Davenport.

         The merger agreement pursuant to which American Community Bankshares, Inc. merged with and into us in October 2001 provided that Mr. Edwin J. Zagzebski of American Community Bankshares would become a director as soon as practicable after the effective date of the merger. Mr. Zagzebski was appointed to the board effective November 1, 2001 and was nominated by the board for election as a director at the 2002 annual meeting pursuant to such agreement. With the exception of the foregoing, no person is serving as a director or is being nominated as a director for election pursuant to any agreement or understanding between any person and us. There are no family relationships among any of our directors and/or executive officers.

         If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the board of directors. At this time, the board knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominees for director and each director whose term continues, including his or her tenure as a director of the Company and/or the Bank and its predecessor institutions.

                                                           POSITION WITH US                            DIRECTOR
           NAME              AGE                       AND PRINCIPAL OCCUPATION                          SINCE
           ----              ---                       ------------------------                          -----
                             NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2006

David W. Kruger               50    Chairman and Chief Executive Officer of The Fiore                    N/A
                                    Companies, an investment company with a diversified
                                    portfolio, including real estate assets, operating
                                    businesses and marketable securities, located in Madison,
                                    Wisconsin

Richard T. Lommen             58    Director;  Vice  Chairman  of  the  Board  since  April  2002;       1978
                                    President  of Courtesy  Corporation,  a  McDonald's  licensee, located in La Crosse, Wisconsin.



Phillip J. Quillin            66    Director; President of Quillin's Inc., which owns and                1984
                                    operates supermarkets in the La Crosse, Wisconsin area.


                                 INFORMATION WITH RESPECT TO CONTINUING DIRECTORS

                                       DIRECTORS WHOSE TERMS EXPIRE IN 2004

Patrick J. Luby               72    Director; Retired; Until February 1992, Vice President and
                                    1979 Economist for Oscar Mayer Foods Corp., a food
                                    processing and manufacturing firm that is an indirect
                                    subsidiary of Philip Morris Cos., Inc., located in Madison,
                                    Wisconsin.

Jack C. Rusch                 56    Director; Chief Executive Officer of the Company and the             2000
                                    Bank since January 2001; President and Chief Operating
                                    Officer of the Company and the Bank since August 2000;
                                    Treasurer and Chief Financial Officer of the Company and
                                    the Bank from March 1992 until January 2001; Executive Vice
                                    President of the Company and the Bank (Finance and
                                    Administration Division Manager) from March 1992 until
                                    August 2000; Senior Vice President, Treasurer and Chief
                                    Financial Officer of the Company and the Bank from June
                                    1989 until March 1992; Senior Vice President of First
                                    Federal Savings Bank of La Crosse from 1986 until June 1989 and prior thereto Vice President-Finance of First Federal
                                    Savings Bank of La Crosse.

                                                          POSITION WITH US                             DIRECTOR
           NAME              AGE                      AND PRINCIPAL OCCUPATION                           SINCE
           ----              ---                      ------------------------                           -----
                                        DIRECTORS WHOSE TERMS EXPIRE IN 2005

John F. Leinfelder            71    Director; President of Joseph J. Leinfelder and Sons, Inc.,          1978
                                    a steel fabricating business, located in La Crosse,
                                    Wisconsin.

David C. Mebane               69    Director; Vice Chairman of the Board and director of MGE             1985
                                    Energy, Inc., a publicly traded utility holding
                                    company, located in Madison, Wisconsin; from February 2000 to February 2002, Chairman, and from January 1994 to
                                    February 2000, Chairman, President, Chief Executive and
                                    Chief Operating Officer of Madison Gas and Electric Co.
                                    (now wholly owned by MGE Energy, Inc.), located in Madison,
                                    Wisconsin.

Thomas W. Schini              67    Director; Chairman of the Board since April 1993; Chief              1983
                                    Executive Officer of the Company and the Bank from
                                    June 1989 to December 2000; President of the Company and
                                    the Bank from June 1989 to July 2000; President and Chief
                                    Executive Officer of First Federal Savings Bank of La
                                    Crosse from September 1983 to June 1989.

Edwin J. Zagzebski            67    Director; Chairman of the Wisconsin Housing and Economic             1995
                                    Development Authority since 1995; Chairman of the
                                    Board of American Community Bankshares from 1995 to October
                                    2001.


         THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING IS REQUIRED FOR THE ELECTION OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED BY THE PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE-DESCRIBED NOMINEES FOR DIRECTOR.

SHAREHOLDER NOMINATIONS

         Section 4.14 of our bylaws governs nominations for election to the board of directors and requires all such nominations, other than those made by the board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions outlined in our bylaws. Shareholder nominations must be made pursuant to timely notice in writing to our Secretary. To be timely, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. We did not receive any director nominations from shareholders in connection with the annual meeting.

         Each written notice of a shareholder nomination shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of our common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "SEC"); and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.


                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         Regular meetings of our board of directors are held on a quarterly basis. Our board held a total of four regular meetings and no special meeting during fiscal 2002. No incumbent director attended fewer than 75% of the total number of meetings of the board and the total number of committee meetings on which such director served during fiscal 2002. In addition to the directors listed under "Election of Directors" (except Mr. Kruger), Mr. Dale A. Nordeen served on the board during 2002 until his retirement effective as of the 2002 annual meeting and Mr. Rundle served on the board during 2002 until he passed away on February 10, 2002.

         The audit committee of the board of directors reviews our records and affairs to determine our financial condition, reviews with management and our independent auditors the systems of internal control, and monitors our adherence in accounting and financial reporting to generally accepted accounting principles. In fiscal 2002, the members of the audit committee, which met two times during the year, were Messrs. Leinfelder (Chairman), Nordeen (until his retirement), Quillin and Zagzebski.

         The stock option committee of the board of directors reviews and approves the granting of options and restricted stock under our stock incentive plans and administers such plans. In fiscal 2002, the stock option committee consisted of Messrs. Luby (Chairman), Lommen, Rundle (until he passed away) and Ms. Davenport until she retired from the Bank board in March 2002, when she was replaced on the committee by Mr. Quillin. The stock option committee met eight times during fiscal 2002.

         Our entire board of directors acted as a nominating committee for the selection of nominees for director to stand for election at the annual meeting. The board met once during fiscal 2002 to consider director nominees for the 2002 annual meeting. In January 2003, the board, acting as the nominating committee, considered nominations for directors to be elected at the 2003 annual meeting. Our bylaws allow for shareholder nominations of directors and require such nominations to be made in accordance with specific procedures. See "Election of Directors--Shareholder Nominations."

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

              The following table sets forth certain information with respect to our executive officers who are not directors.

NAME                       AGE                                   PRINCIPAL OCCUPATION
----                       ---                                   --------------------
Bradford R. Price.......... 49      Executive Vice President and Secretary of the Company and the Bank (Corporate
                                    Administration and Operations Group Manager) since March 2001; Executive Vice
                                    President and Secretary of the Company and the Bank (Residential Lending
                                    Division Manager) from March 1992 until March 2001; Senior Vice President and
                                    Secretary of the Company and the Bank from June 1989 until March 1992; Senior
                                    Vice President and Secretary of First Federal Savings Bank of La Crosse from
                                    1986 until June 1989 and prior thereto Secretary and Vice President-Lending of
                                    First Federal Savings Bank of La Crosse.

Robert P. Abell............ 54      Senior Vice President of the Bank (Commercial Real Estate Lending Division
                                    Manager) since March 1992; Vice President of the Bank from June 1989 until
                                    March 1992; Vice President-Commercial Real Estate Lending of First Federal
                                    Savings Bank of La Crosse from December 1987 until June 1989.

Michael W. Dosland......... 43      Senior Vice President, Treasurer and Chief Financial Officer of the Company and
                                    the Bank (Finance and Treasury Division Manager) since February 2001; Vice
                                    President and Controller of the Company and the Bank from March 1992 until
                                    February 2001; Controller of the Company and the Bank since June 1989 and prior thereto, Controller of First Federal Savings Bank of La Crosse from 1987 until
                                    June 1989.

Milne J. Duncan............ 54      Senior Vice President of the Bank (Human Resources Division Manager) since
                                    March 1992; Vice President of the Bank from June 1989 until March 1992; Vice
                                    President of First Federal Savings Bank of La Crosse from 1986 until June 1989.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of shares of our common stock as of March 7, 2003 (except as otherwise noted below) by (i) each shareholder known to us to beneficially own more than 5% of the shares of our outstanding common stock, as disclosed in certain reports regarding such ownership filed with the SEC in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, (ii) each of our directors and director nominees, (iii) each of our executive officers appearing in the summary compensation table below, and (iv) all of our directors and executive officers as a group.

                                                                                                 SHARES OF
                                                                                               COMMON STOCK
                                                                                           BENEFICIALLY OWNED(1)
                                                                                           ---------------------
                                                                                                       PERCENT OF
                NAME                                                                       NUMBER        CLASS
                ----                                                                       ------        -----
Gail K. Cleary and related persons and entities(2)..................................     1,253,175          6.4%
     c/o Cleary Management Corporation
     301 Sky Harbour Drive
     La Crosse, Wisconsin  54603

Directors:
     Marjorie A. Davenport(3).......................................................        29,389            *
     John F.  Leinfelder(3).........................................................       122,267            *
     Richard T. Lommen(3)...........................................................       276,700          1.4
     Patrick J. Luby(3).............................................................       129,356            *
     David C. Mebane(3).............................................................        49,383            *
     Phillip J. Quillin(3)..........................................................       157,438            *
     Jack C. Rusch(3), (4), (6).....................................................       463,836          2.3
     Thomas W. Schini(3), (6).......................................................       695,919          3.5
     Edwin J. Zagzebski(3)..........................................................        49,028            *

Executive officers who are not Directors:
     Bradford R. Price(3), (4), (6).................................................       398,297          2.0
     Joseph M. Konradt(3), (4), (6).................................................       168,857            *
     Robert P. Abell(3), (4), (6)...................................................        85,777            *
     Michael W. Dosland(3), (4), (5), (6)...........................................        90,398            *

All directors and executive officers as a group
     (15 persons)(3), (4), (5), (6).................................................     2,800,790         13.8%


* Represents less than 1% of the total number of shares of common stock outstanding.

(1) For purposes of this table, pursuant to rules promulgated under the Securities Exchange Act, an individual is considered to beneficially own shares of common stock if he or she, directly or indirectly, has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, includes shares of common stock held directly by the individual as well as by members of such individual's immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individual effectively exercises sole or shared voting and/or investment power. Fractional shares of common stock held by certain executive officers under the First Federal Capital Corp Employee Stock Ownership Plan (the "ESOP") and the First Federal Capital Bank Savings Investment Plan (the "401(k) Plan") have been rounded to the nearest whole share.

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(2) According to the information provided to us by Gail K. Cleary and related persons and entities, Gail K. Cleary possesses sole or shared voting and dispositive power individually or by trust with respect to the indicated shares. Beneficial ownership of the shares of common stock is as follows: Gail K. Cleary (IRA) - 82,498 shares; the Gail K. Cleary Trust - 697,939 shares; the Russell G. Cleary Marital Trust - 200,000 shares; the Cleary-Kumm Foundation, Inc., a charitable foundation - 219,938 shares; and the Roy E. Kumm Family Trust - 52,800 shares.

(3) Includes shares of common stock that the named individuals and certain executive officers have the right to acquire within 60 days of the voting record date pursuant to the exercise of stock options as follows: Ms. Davenport - 22,200; Mr. Leinfelder - 35,200; Mr. Lommen - 8,800; Mr. Luby - 17,600; Mr. Mebane - 8,800; Mr. Quillin - 26,396; Mr.
         Rusch - 116,200; Mr. Schini - 56,472; Mr. Zagzebski - 8,800; Mr. Price
         - 70,934; Mr. Konradt - 64,000, Mr. Abell - 34,200; and Mr. Dosland - 56,472. Does not include options for shares of common stock that do not vest within 60 days of the voting record date that have been awarded to executive officers and directors under our stock option plans.

         Does not include shares of common stock that the named individuals will have the right to acquire within 60 days of the voting record date pursuant to the options received under the First Federal Capital Corp 2002 Directors' Stock Option Plan assuming the nominees for director are elected or reelected by the shareholders at the annual meeting (due to immediate vesting of all non-discretionary options granted to the directors upon election or reelection): Mr. Kruger - 8,800; Mr. Lommen
         - 8,800; Mr. Quillin - 8,800.

(4) Includes shares of common stock awarded under our stock incentive plans, which are subject to vesting requirements. Recipients of restricted stock awards may direct voting prior to vesting.

(5) Includes shares of common stock allocated to the accounts of executive officers pursuant to the 401(k) Plan, for which such individuals possess shared investment power and shared voting power over the shares of common stock allocated to their own account, of which 15,609 shares are allocated to accounts of the executive officers named in the summary compensation table.

(6) Includes shares of common stock allocated to certain executive officers under the ESOP, for which such individuals possess shared voting power, of which approximately 128,856 shares were allocated to executive officers named in the summary compensation table as follows: Mr. Rusch
         - 25,248; Mr. Schini - 41,970; Mr. Price - 24,754; Mr. Konradt -
         18,638; Mr. Abell - 18,246; and Mr. Dosland - 14,611.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of the shares of our common stock outstanding, to file reports of ownership and changes in ownership with the SEC and the NASD by certain dates. Officers, directors and greater than ten percent shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based upon review of the information provided to us, we believe that during fiscal 2002, our officers, directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         During fiscal 2002, the Company did not pay separate compensation to our executive officers. The following table summarizes the total compensation paid by the Bank to our Chief Executive Officer and our next four highest paid executive officers whose compensation, based on salary and bonus, exceeded $100,000 during fiscal years 2002, 2001 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                           COMPENSATION AWARDS
                                                                           -------------------
                                                                         VALUE OF          NUMBER
                                            ANNUAL COMPENSATION(1)     RESTRICTED        OF SHARES
                                            ---------------------         STOCK          SUBJECT TO       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY(2)    BONUS(3)      AWARDS(4)(5)      OPTIONS(6)     COMPENSATION(7)
---------------------------        ----     ---------    --------      ------------      ----------     ---------------
Jack C. Rusch....................  2002    $ 344,167      $205,850      $ 283,200              --         $ 12,640
  President and                    2001      306,250       142,750        138,424          67,500           10,859
  Chief Executive Officer          2000      219,392       112,244        165,000          60,000           10,451

Bradford R. Price................  2002    $ 234,000      $114,569      $ 166,144              --         $ 10,439
  Executive Vice President         2001      215,083        81,785        138,424          39,600            9,589
                                   2000      198,439        80,444             --          20,000            9,576

Joseph M. Konradt................  2002    $ 225,292      $114,069      $ 166,144              --         $ 10,087
  Executive Vice President         2001      204,110        78,204        127,776          37,800            9,129
                                   2000      185,628        72,400             --          15,000            9,111

Robert P. Abell..................  2002    $ 151,333      $ 59,350      $  90,264              --         $ 10,727
  Senior Vice President            2001      141,500        39,484         87,846          21,600            9,355
                                   2000      133,288        38,921             --              --            9,337

Michael W. Dosland..............   2002    $ 139,583      $ 54,713      $  83,072              --         $  9,604
  Senior Vice President, Chief     2001      125,104        35,050             --          19,800            8,462
  Financial Officer and Finance    2000       89,637        20,684             --              --            5,439
  and Treasury Division Manager

-----------

(FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(1) Perquisites provided to the named executive officers by us did not exceed the lesser of $50,000 or 10% of each named executive officer's total annual salary and bonus during the fiscal years indicated, and accordingly, are not included.

(2) Includes compensation earned and deferred by the named executive officers pursuant to the 401(k) Plan.

(3) Our executive officers receive cash bonus compensation under the First Federal Capital Bank Annual Incentive Bonus Plan (the "Annual Bonus Plan"), which is based upon the Bank's performance. See "Compensation Committee Report." For fiscal 2002, 2001 and 2000, all bonus compensation paid to the named executive officers was made pursuant to the Annual Bonus Plan.

(4) Amounts shown in this column represent the value of shares of common stock awarded to the named executive officers based upon the closing market price of our common stock on the date of grant. The amounts indicated for fiscal 2002, 2001 and 2000 represent:


                  o The aggregate value of restricted stock award pursuant to the 2001-2003 long-term incentive plan in April 2002: (i) Mr. Rusch - 15,000 shares; (ii) Mr. Price - 8,800 shares; (iii) Mr. Konradt - 8,800 shares; (iv) Mr. Abell - 4,800 shares; and (v) Mr. Dosland - 4,400 shares. Restricted stock grants vest 50% on each of January 1, 2003 and 2004.

                  o The aggregate value of restricted stock awarded pursuant to the 2001-2003 long-term incentive plan in April 2001: (i) Mr. Rusch - 10,400 shares; (ii) Mr. Price - 10,400 shares; (iii) Mr. Konradt - 9,600 shares; (iv) Mr. Abell - 6,600 shares; and (v) Mr. Dosland - 6,600 shares. Restricted stock grants vested 50% on each of January 1, 2002 and 2003.

                  o The aggregate value of 15,000 shares of restricted stock awarded to Mr. Rusch in connection with his appointment as President of the Company and the Bank in fiscal 2000 that is subject to the following vesting schedule: (i) 5,000 - 8/1/01; (ii) 5,000 -
                           8/1/02; and (iii) 5,000 - 8/1/03;


(5) At December 31, 2002, the aggregate value of restricted (unvested) stock holdings by Messrs. Rusch, Price, Konradt Abell and Dosland was $587,024, $370,752, $355,304, $220,134 and $84,964, respectively, based on a total of 30,400, 19,200 18,400, 11,400 and 4,400 shares awarded in fiscal 2002, 2001 and 2000, respectively, which were unvested on December 31, 2002, and the closing market price of our common stock on that date ($19.31 per share). Recipients of restricted stock awards are entitled to vote and receive payment of any dividends on unvested shares of common stock. For a further discussion of the Company's long-term incentive plans, see "Compensation Committee Report."


(6) Amounts shown in this column represent the total number of shares of common stock subject to options granted to the named executive officers under our long-term stock incentive plans during the fiscal years 2001 and 2000. No options were granted to the named individuals in fiscal 2002.


(7) Amounts shown in this column represent the Bank's contributions on behalf of the named executive officers under the 401(k) Plan, the ESOP, the Executive Life Bonus Plan ("Life Bonus Plan"), and disability insurance premiums paid by the Bank for fiscal 2002, 2001 and 2000. The amounts shown for each individual for fiscal 2002 are derived from the following figures: (i) Mr. Rusch - $6,000 - matching contribution under the 401(k) Plan, $3,000 - ESOP contribution, $1,838 - Life Bonus Plan payment, $1,400 - disability premium, and $402-split dollar insurance plan; (ii) Mr. Price - $5,500 matching contribution under the 401(k) Plan, $3,000 - ESOP contribution, $1,270 - Life Bonus Plan payment, and $669 - disability premium; (iii) Mr. Konradt - $5,500 - matching contribution under the 401(k) Plan, $3,000 - ESOP contribution, $1,100
         - Life Bonus Plan payment, and $487 - disability premium; (iv) Mr. Abell - $6,000 - matching contribution under the 401(k) Plan, $3,000 - ESOP contribution, $956 - Life Bonus Plan payment, and $771 - disability premium; and (v) Mr. Dosland - $5,500 - matching contribution under the 401(k) Plan, $2,986 - ESOP contribution, $1,000
         - Life Bonus Plan payment, and $118 - disability premium.

STOCK OPTIONS

         As of December 31, 2002, we had 1,348 officers and employees eligible to participate in our current stock option and incentive plans, which include the First Federal Capital Corp 1992 Stock Incentive Plan, the First Federal Capital Corp 1992 Stock Option and Incentive Plan (f/k/a the Rock Financial Corp. 1992 Stock Option and Incentive Plan), the First Federal Capital Corp 1997 Stock Option and Incentive Plan (collectively, the "Stock Option and Incentive Plans"). As of December 31, 2002, 2,517,904 shares of common stock had been granted under the Stock Option and Incentive Plans (either in the form of option grants or restricted stock awards) and a total of 614,068 shares of common stock were available for granting.

         No options were granted to the executive officers named in the summary compensation table during fiscal 2002.

         The following table sets forth certain information concerning the stock options granted under the Stock Option and Incentive Plans and the number of options still available for issuance under the Stock Option and Incentive Plans.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                    NUMBER OF SECURITIES
                                                                                               REMAINING AVAILABLE FOR FUTURE
                                NUMBER OF SECURITIES TO BE           WEIGHTED-AVERAGE               ISSUANCE UNDER EQUITY
                                  ISSUED UPON EXERCISE OF            EXERCISE PRICE OF               COMPENSATION PLANS
                                   OUTSTANDING OPTIONS,            OUTSTANDING OPTIONS,        (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                       WARRANTS AND RIGHTS            WARRANTS AND RIGHTS                  IN COLUMN (a))
-------------                       -------------------            -------------------                  --------------
                                            (a)                            (b)                               (c)
Equity compensation
   plans approved by
   security holders.......             901,288                            $13.84                            614,068

Equity compensation
   plans not approved by
   security holders.......                   0                                 0                                  0

TOTAL.....................             901,288                            $13.84                            614,068

         The following table sets forth certain information concerning the value of unexercised stock options (at December 31, 2002) granted under the Stock Option and Incentive Plans to the executive officers named in the summary compensation table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                                                     NUMBER OF                      VALUE OF
                                                                     UNEXERCISED                   UNEXERCISED
                                                                       OPTIONS                    IN-THE-MONEY
                                                                 AT FISCAL YEAR-END           AT FISCAL YEAR-END(1)
                                                                 ------------------           ---------------------
                               NUMBER OF
                                SHARES
                               ACQUIRED        VALUE
NAME                          ON EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                          -----------     --------     -----------    -------------   -----------    -------------
Jack C. Rusch                        --           --          93,700         65,000         $588,292       $406,955

Bradford R. Price                    --           --          57,735         33,066          504,307        568,841

Joseph M. Konradt                    --           --          51,400         30,200          279,086        175,343

Robert P. Abell                      --           --          27,000         14,400          127,710         75,978

Michael W. Dosland                1,000        4,155          25,600         13,200          128,444         69,647

-----------

(1) The value of unexercised in-the-money options is based upon the difference between the fair market value of the stock options ($19.31, which was the closing price on December 31, 2002) and the exercise price of the options at December 31, 2002.

PENSION PLAN

         The Bank maintains the First Federal Capital Bank Pension Plan (the "Pension Plan") for the benefit of our employees. The Pension Plan is a non-contributory defined benefit pension plan. All employees who are at least age 20 and who have completed twelve months of at least 1,000 hours of service with us are eligible to participate in the Pension Plan.

         Benefits are generally payable under the Pension Plan upon retirement at age 65 based upon an average of an employee's five highest consecutive annual amounts of compensation during the last ten years of employment. Compensation is defined to include salary, bonuses, overtime, commissions, vacation and 401(k) and cafeteria (125) plan deferrals, and does not include expense reimbursement, non-cash or stock compensation. Benefits are calculated based on a formula that is coordinated with Social Security covered compensation. Such amounts are within 10% of the total compensation and bonus reported for the named individuals in the Summary Compensation Table above.

         The maximum annual compensation which may be taken into account under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") (as adjusted from time to time by the Internal Revenue Service) for calculating contributions under qualified defined benefit plans is $200,000 for 2003 and the maximum annual benefit permitted under such plans is $160,000 for 2003. At December 31, 2002, Messrs. Rusch, Price, Konradt, Abell and Dosland had 19.7, 23.8, 22.6, 16.1 and 15.7 years of credited service, respectively, under the Pension Plan.

         The Bank's board of directors also has authorized a supplemental non-qualified retirement plan ("Supplemental Plan") to provide certain additional retirement benefits to Messrs. Rusch, Price, Konradt and Abell. The Supplemental Plan provides that Messrs. Rusch, Price, Konradt and Abell will receive a supplemental pension benefit commencing on the first day of the calendar month following their termination date equal to the dollar amount of the retirement benefit that would have been paid under the Pension Plan, 401(k) Plan and ESOP without regard to the maximum annual benefit limitation of Section 415 of the Internal Revenue Code (which is $160,000 for 2003) and the maximum annual compensation limitation in Section 401(a)(17) of the Internal Revenue Code ($200,000 for 2003). The Supplemental Plan provides that the Bank will establish a supplemental defined contribution account which shall include the amount of contributions which were not allocated to their accounts under the 401(k) Plan and ESOP because of the limitations imposed by the Internal Revenue Code. In addition to the amounts payable in the table below, the additional projected benefits under the Supplemental Plan payable to Messrs. Rusch, Price, Konradt and Abell amounted to an annual benefit at age 65 of $161,883, $68,713, $64,454 and $4,941, respectively, with respect to the Pension Plan and a lump sum benefit of $44,176, $26,465, $20,571 and $1,587, respectively, with respect to the 401(k) Plan and the ESOP at December 31, 2002.

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 in fiscal 2002 to the named executive officers under the Pension Plan and Supplemental Plan, expressed in the form of a ten year "single life" annuity benefit, based on average annual compensation and years of service classifications specified. The table does not set forth the amount of minimum annual benefits accrued by certain Pension Plan participants under the benefit plan formula previously in effect before the Pension Plan was amended.

                               PENSION PLAN TABLE

   AVERAGE                                              CREDITABLE YEARS OF SERVICE AT AGE 65
   ANNUAL                                               --------------------------------------
COMPENSATION             10                   15                    20                     25                   30
------------             --                   --                    --                     --                   --
     $ 20,000         $ 2,500             $  3,800              $  5,000              $   6,300           $   6,300
       40,000           5,000                7,600                10,100                 12,600              12,600
       60,000           8,700               13,100                17,500                 21,800              21,800
       80,000          12,400               18,700                24,900                 31,100              31,100
      100,000          16,100               24,200                32,300                 40,300              40,300
      125,000          20,800               31,100                41,500                 51,900              51,900
      150,000          25,400               38,100                50,800                 63,500              63,500
      200,000          34,600               52,000                69,300                 86,600              86,600
      250,000          43,900               65,800                87,800                109,700             109,700
      300,000          53,100               79,700               106,300                132,800             132,800
      350,000          62,400               93,600               124,800                156,000             156,000
      400,000          71,600              107,500               143,300                179,100             179,100
      450,000          80,900              121,300               161,800                202,200             202,200
      500,000          90,100              135,200               180,300                225,300             225,300
      550,000          99,400              149,100               198,800                248,500             248,500
      600,000         108,600              163,000               217,300                271,600             271,600

---------------------

Notes to Pension Plan Table:

(1)      Based on W-2 compensation, which includes base salary and bonuses.

(2) Does not include the minimum plan benefit applicable to employees participating on January 1, 1987. The pension benefit is payable monthly for the employee's lifetime with the first 120 payments guaranteed.

(3) The Pension Plan benefits are subject to IRS limitations on includable compensation and maximum annual benefits. The amounts shown in the above table were calculated without the IRS limits applied. First Federal maintains a non-qualified Supplemental Retirement Plan for certain employees. The Supplemental Plan is an "excess" plan which replaces the benefits lost under the Pension Plan due to the IRS pay and benefit limits.

EMPLOYMENT AGREEMENTS

         In fiscal 2002, the Company and the Bank amended its employment agreements with Messrs. Rusch, Price, Konradt, Abell and Dosland (collectively, the "Employment Agreements"). Under the Employment Agreements in effect for fiscal 2002, the base salaries for Messrs. Rusch, Price, Konradt, Abell and Dosland were $350,000, $236,500, $236,500, $153,000 and $141,250, respectively.
In addition to base salary, the Employment Agreements provide for payments from other incentive compensation plans, and provide for other benefits, including participation in any stock-based incentive programs of the Company and the Bank.

         Messrs. Rusch, Price and Konradt's Employment Agreements with the Bank and the Company are for three years, while Messrs. Abell and Dosland's Employment Agreement are for two years. Each of the agreements may be extended on an annual basis for successive additional one-year periods upon the expiration of each year of the term upon review and approval by the boards of directors of the Company and the Bank.

         Mr. Konradt ceased to be our employee as of February 4, 2003. On February 21, 2003, we entered into a resignation agreement with Mr. Konradt in order to provide for the payment of certain post-employment benefits. The resignation agreement supercedes and provides for the settlement of all obligations, contractual or otherwise, between Mr. Konradt and us. Under the resignation agreement, we will pay Mr. Konradt $350,569 per year (subject to reduction by mitigation upon acceptance of other employment by Mr. Konradt) for three years starting on February 5, 2003, as well as provide Mr. Konradt with certain insurance coverage, retirement plan benefits and other de minimus perquisites. Mr. Konradt's stock options that were vested as of February 4, 2003 will expire on August 4, 2003 if not exercised prior to that date.

         Under the Employment Agreements, the Bank may, without further liability, terminate such employment for "cause," which includes, generally, conviction of a felony or any crime involving falsehood, fraud or moral turpitude, willful failure to perform his duties and responsibilities in accordance with written instructions approved by at least two-thirds of the board, a willful act of misconduct or violation of any law, regulation or cease and desist order which is injurious to the Bank, a willful breach of fiduciary duty involving personal profit and incompetence, personal dishonesty or material breach of the Employment Agreement by the executive. The Employment Agreements with the Company terminate on the effective date of termination of the Employment Agreements with the Bank. The Employment Agreements also provide for termination or suspension of rights granted if the executives are terminated, suspended or permanently removed for certain violations of federal laws, or if regulatory authorities were to determine that the Bank is operating in an unsafe financial condition. The Employment Agreements also contain covenant-not-to-compete provisions that prohibit the executives from competing with a significant competitor (as defined therein) of the Company or the Bank for a period of 18 months following a voluntary termination.

         In the event of a termination due to death or retirement, the executive is entitled to receive only that compensation and those benefits in which he was vested as of the date of termination. In the event of termination due to disability, the executive is entitled to receipt of his base salary for the remainder of the term of the Employment Agreement, offset by the total of any disability payments received by the executive during such period under any employer disability, governmental social security, or worker's compensation program.

         In the event of a termination for cause, the Company and the Bank's obligations under the Employment Agreements cease. In the event of termination of employment under certain circumstances, including termination without cause or other breach of the Employment Agreements by the Bank or the Company, the executive would be entitled to receive, for the remainder of the employment term (restored as of the date of termination), severance payments based on the highest rate of base salary within the three years preceding termination and the cash bonus paid in the most recently completed calendar year of employment. In addition, the executives shall be entitled to participate in all group health, dental and life insurance and certain other employee benefit plans, at no cost to the executives, for the remainder of the employment term, and to receive all other benefits in which the executive was vested as of the termination date. If the termination follows a "Change in Control," as defined in the Employment Agreements and described below, the executive may elect to receive the severance payment in a lump sum or over a period of three years from the date of Change in Control. Under the Employment Agreements with the Bank, the payments are limited, however, not to exceed such amounts that would be deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and by any amounts paid by a subsequent employer. In addition, the executives would receive additional benefits under the Pension Plan in an amount determined as if the executive were fully vested under the Pension Plan and had accumulated the additional years of credited service under the Pension Plan that he would have received had he continued employment with the Bank for the entire employment term at the highest annual rate of base salary in effect during the twelve months immediately preceding the termination date. Assuming that average annual compensation was at each executive's existing salary level for fiscal 2002 and utilizing the bonus amounts for fiscal 2002, severance pay in the event of a Change in Control would amount to $1,667,550, $1,053,207, $424,700 and $391,926 for Messrs. Rusch,
Price, Abell and Dosland, respectively.

         The Employment Agreements define a "Change in Control" to include a change in control under certain federal laws regardless of whether approval of the Change in Control is required under such laws and whether resulting from merger, consolidation, reorganization, acquisition of the Bank or its assets, or any other event. The following other circumstances involving a Change in Control of the Bank which, if they occur, also provide the executives with termination benefits under the Employment Agreements: (i) termination of an executive officer's employment other than for cause after a Change in Control; (ii) resignation by an executive officer following a significant change in the nature or scope of his authorities or duties; (iii) a reassignment to duties in a location more than 25 miles from the location of the executive officer's principal office immediately before such Change in Control; and (iv) a determination by an executive officer that, as a result of such Change in Control and subsequent changes in the circumstances of his employment, he is unable to exercise effectively his prior authority or responsibility.

         If the severance benefits payable following a Change in Control would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code, and the present value of such "parachute payments" equals or exceeds three times the executives' average annual compensation for the five calendar years preceding the year in which the Change in Control occurred, the severance benefits shall be reduced to an amount equal to the present value of
2.99 times the average annual compensation paid to the executive during the five years immediately preceding such Change in Control. The Employment Agreements with the Company provide that the Company will pay to the executives the entire amount of any unpaid severance that is not paid to them as a result of the Change in Control restrictions under their Employment Agreements with the Bank. In addition, under applicable law, a 20% excise tax would be triggered by change-in-control related payments that equal or exceed three times the executives' annual compensation over the five years preceding the Change in Control. The Employment Agreements with the Company provide that to the extent payments related to a Change in Control are subject to the excise tax, the Company will provide the executives with an additional amount sufficient to enable them to retain the full value of the Change in Control benefits as if the excise tax had not applied.

LIFE INSURANCE POLICIES

         The Bank's policy is to maintain a split-dollar life insurance plan for its Chief Executive Officer. In 2001, the Bank purchased, and continues to maintain, a $350,000 split-dollar life insurance plan on the life of Jack Rusch, in accordance with the Bank's policy after he became CEO.

         Annually, the participant recognizes taxable income to the extent of the assumed term cost of the coverage. At the earlier of the 15th anniversary of the policy or death of the participant, the Bank's share of the death benefit will be sufficient to recover all premium costs associated with the plan, with the participant's beneficiary receiving any excess of the death benefit amount. For 2002, the amount of income attributable for a split-dollar insurance plan was $402 for Mr. Rusch. This amount is included in the "All Other Compensation" column in the Summary Compensation Table above.

COMPENSATION OF DIRECTORS

         BOARD FEES

         Prior to July 1, 2002, each member of the board of directors of the Company who was not a full-time employee was paid an annual retainer of $10,000 (or $5,000 for the first half of 2002); as of July 1, 2002, each member of the board who is not a full-time employee is paid an annual retainer of $8,000 (or $4,000 for the second half of 2002) plus $500 per meeting attended. In addition, prior to July 1, 2002, each non-employee director of the Company who also is a member of the board of the Bank is paid an annual retainer of $10,000 (or $5,000 for the first half of 2002); as of July 1, 2002, each non-employee director of the Company who is also a member of the board of the Bank is paid an annual retainer of $6,000 (or $3,000 for the second half of 2002) plus $500 per meeting attended. The Bank also contributes towards health insurance premiums on behalf of certain directors who previously have so elected, which are taxable to the directors. Participation in the Bank's health insurance plans is no longer offered to existing or new directors who have not previously elected to participate in such plans.

         DIRECTORS' DEFERRED COMPENSATION PROGRAM

         We maintain plans under which members of the boards of directors may elect to defer receipt of all or a portion of their directors' fees. Under the plans, we are obligated to repay the deferred fees, in the manner elected by the participating director, together with interest at a stated rate. The repayments generally will commence upon the participating director's resignation from the board, although the participating director may elect to receive repayments at an earlier time. During fiscal 2002, no director deferred funds pursuant to these deferred compensation plans.

         STOCK OPTION PLANS

         The Company adopted the 1989 Directors' Stock Option Plan, the 1992 Directors' Stock Option Plan and the First Federal Capital Corp 2002 Directors' Stock Option Plan (collectively, the "Directors' Plans"), which provide for the grant of compensatory stock options to non-employee directors of the Company and the Bank. The 1992 Directors' Stock Option Plan expired on January 25, 2002. Pursuant to the Directors' Plans, each director of the Company or the Bank who is not also an employee of ours is granted a compensatory stock option to purchase 8,800 shares of common stock upon election or reelection to the boards of directors. The 2002 Directors' Option Plan also authorizes discretionary grants of options to purchase shares of common stock.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference, and will not otherwise be deemed filed under the Securities Act or the Securities Exchange Act.

COMPENSATION COMMITTEE

         The Bank's Personnel and Compensation Committee (the "Committee") is responsible for recommending to the board of directors of the Bank the levels of compensation and benefits (excluding stock option grants and restricted stock awards) for executive officers of the Bank. The Stock Option Committee of the Company reviews and approves the grant of options and restricted stock awards pursuant to the Company's stock incentive plans.

         Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and certain other executive officers of the Company. The rules require compensation disclosure in the form of tables and a report by the Compensation Committee of the Company that explains the rationale and considerations that led to fundamental decisions affecting such individuals. The Committee has prepared the following report, at the direction and approval of the board of directors of the Company, for inclusion in this proxy statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         For the fiscal year ended December 31, 2002, the Committee consisted of the same independent directors who are neither officers nor employees of the Company or the Bank ("Outside Directors") and who serve on the Company's Stock Option Committee (Directors Davenport (until she retired from the Bank board in March 2002), Lommen, Luby, Quillin (replacing Ms. Davenport in March 2002) and Rundle (until he passed away in February 2002)). Mr. Rundle served as Chairman of the Committee until his death and was succeeded as Chairman of the Committee by Mr. Lommen. Mr. Luby served as Chairman of the Company's Stock Option Committee. There are no interlocks, as defined under the rules and regulations of the SEC, between the Committee, the Company's Stock Option Committee and corporate affiliates of members of such committees.

EXECUTIVE COMPENSATION POLICIES AND PLANS

         The Committee uses the concept of total compensation in structuring a combination of base salary, incentive bonus, long-term compensation and perquisites for executive officers. It is the intent of the Committee to recommend a base salary for executive officers that is comparable to the median pay level of executives of similarly sized financial institutions based upon available competitive market data. The Committee uses outside consultants and published compensation survey data to review competitive rates of pay, to establish salary ranges and to recommend base salary and bonus pay levels. Based upon such review, for fiscal 2002, the average increase in base salary for the four highest paid executive officers (other than Mr. Rusch) was 8.4%. The Company's executives, in general, will receive a level of compensation (base salary plus cash incentive bonus) at or above the median annual compensation paid by financial competitors of the Company only when the Company meets or exceeds the median return on assets ("ROA") and return on equity ("ROE") levels of its peer group.

         The Committee also recognizes that "compensation" (as that term is defined in Section 162(m) of the Internal Revenue Code) in excess of $1,000,000 per year to an executive officer is not deductible by the Company unless such compensation is performance-based compensation approved by the shareholders of the Company and thus, is not "compensation" for purposes of complying with the limit on deductibility. The Committee has been advised that no executive officer of the Company received compensation in fiscal 2002 that will result in the loss of a corporate federal income tax deduction under Section 162(m) of the Internal Revenue Code.

         Both short-term and long-term incentive plans are used to reward executive officers for the Company's performance relative to identified peer groups. Short-term incentive compensation, paid in the form of annual cash bonuses, is determined pursuant to factors outlined in the Annual Bonus Plan. Long-term incentive compensation, paid in the form of restricted stock awards and stock option grants, is determined pursuant to factors outlined in the Company's long-term performance award plans. The board of directors of the Company reviews and approves of the terms of the Annual Bonus Plan on an annual basis and the terms of the long-term award plans every three years.

         ANNUAL BONUS PLAN

         The factors used in measuring the Company's performance under the Annual Bonus Plan are a weighted combination of ROA and ROE. In general, a payment pursuant to the terms of the Annual Bonus Plan is made only after the Company's financial performance equals or exceeds median peer group financial performance. The peer group includes a group of similarly sized publicly traded thrifts. The board of directors reviews the terms of the Annual Bonus Plan each year and establishes the threshold, target and maximum ROA and ROE levels, and percentage of incentive award to be based upon ROA and ROE, respectively, after evaluation of the Company's strategic business plan and other factors the board deems appropriate. Cash bonus payments are made to participants at the end of the fiscal year based upon the Company's projected performance levels relative to the peer group and, if necessary, additional payments are made at the beginning of the following fiscal year to reflect actual performance.

         For fiscal 2002, ROA accounted for 25% and ROE accounted for 75% of the total cash incentive award opportunity. For fiscal 2002, participation in the Annual Bonus Plan was expanded to include Managers and Supervisors. Executive officers are eligible to earn incentive compensation based on the Company achieving threshold, target and maximum ROA and ROE performance at the 50th percentile, 65th percentile and 80th percentile, respectively, of the peer group. In general, if financial performance is below the threshold level, no incentive compensation will be earned. Individual award targets vary by executive group (CEO, Executive Vice Presidents, Senior Vice Presidents, Department Managers, Managers and Supervisors) and are established as a percentage of base salary. However, even if the Company's performance exceeds the target ratios of the peer group, the board of directors of the Company and the Bank can elect to reduce or cancel incentive payments if the Company's ROE does not equal or exceed a "risk-free rate of return" defined to be 110% of the average one-year treasury bill rate for the plan year. In addition, the performance measures may be adjusted in any fiscal year if the board approves management's strategic proposals or directs management to implement strategic proposals designed to enhance the long-term performance of the Company but which would materially impact payments under the Annual Bonus Plan.

         For fiscal 2002, the Company is projected to achieve financial performance objectives that exceed the 65th percentile for ROA and the 80th percentile for ROE relative to the Annual Bonus Plan peer group. Based on the Company's projected financial performance, cash bonuses were paid to Annual Bonus Plan participants in fiscal 2002 representing part of the ROA and ROE components of their 2002 bonus award. The balance of the 2002 incentive cash bonus will be paid in fiscal 2003 when final peer data is available. In April 2002, the balance of cash bonus payments were made to participants in the Annual Bonus Plan representing the Company's performance for fiscal 2001, which was at the 82nd percentile for ROA (1.14%) and 97th percentile for ROE (17.19%). The aggregate pay-out to all participants under the Annual Bonus Plan in fiscal 2002 was $1,078,647, which represented aggregate bonus compensation of $984,340 attributable to performance in fiscal 2002 and $94,307 attributable to performance in fiscal 2001. The average bonus earned under the Annual Bonus Plan in fiscal 2002 by the four highest paid executive officers at year-end (other than Mr. Rusch) was 45.7% of their base salaries compared to 34.2% in fiscal 2001.

         LONG-TERM AWARD PLAN:  2001-2003 PLAN PERIOD

         In fiscal 2001, the board of directors of the Company reviewed and approved the terms of the First Federal Capital Corp Long-Term Performance Award Plan (2001-2003) (the "Long-Term Award Plan") that provides for the grant of stock options and awards of restricted stock. The purpose of the Long-Term Award Plan is to strengthen the link between executive compensation and long-term organization performance. In determining appropriate stock option grants and stock awards, the Stock Option Committee considers the executives' contribution toward institutional performance and the executives' expected contribution toward meeting the organization's long-term strategic goals as well as industry practice. Any value received by the executive from an option grant and any increase in the value of a stock award is a function of any increase in the price of the Company's common stock. As a result, the value of the long-term compensation is directly aligned with increased stockholder value. The total of targeted or projected values of long-term awards at the date of the grant is set considering observed market practices for similar institutions in the financial industry.

         Pursuant to the Long-Term Award Plan, the Company's financial performance is measured by comparing the Company's average ROE over a three-year performance period to the average ROE of all publicly traded thrifts (as defined by the SNL Securities database of publicly traded thrifts) over the same period. Executive officers are granted stock options and awarded restricted stock based upon the Company achieving threshold, target and maximum ROE performance at the 50th percentile, 75th percentile and 90th percentile, respectively, of all publicly traded thrifts. Individual award targets vary by executive group (CEO, Executive Vice Presidents and Senior Vice Presidents) and are established as a percentage of base salary. Department Managers, Managers and Supervisors also are eligible to participate and may be awarded stock options and restricted stock at the discretion of the Stock Option Committee.

         Under the Long-Term Award Plan, stock options are granted at the beginning of the performance period, with no additional awards or award adjustment made during the performance cycle or at the end of the performance period. The options vest at the rate of 33% over a three-year period from the date of grant. The exercise price of the options is established at the fair market value of the Company's common stock on the date of grant. Restricted stock is awarded on an annual basis at the end of each "annual performance period" within the three-year plan period after the Company's annual ROE performance is assessed relative to the peer group annual ROE. The number of restricted shares granted annually will depend upon the Company's performance relative to the thrift peer group, with participants eligible to receive a number of shares depending upon the Company's performance relative to the threshold, target or maximum levels noted above. Restricted stock grants will vest 50% each year commencing on the first anniversary of the award date. The Stock Option Committee may elect to not award restricted stock in any year if the Company's average one-year ROE is below a "risk-free rate of return" defined to be 110% of the average three-year treasury bill over the performance period.

         In fiscal 2002, pursuant to the Long-Term Award Plan (2001-2003), no options to acquire shares of Common Stock were granted to executive officers of the Company (including the CEO). 46,000 shares of restricted stock were granted in fiscal 2002 under the Long-Term Award Plan, based upon the Company's ROE for fiscal 2001 relative to the thrift peer group. Shares of restricted stock will be granted to executive officers in April 2003 under the 2001-2003 plan, based upon the Company's ROE for fiscal 2002 relative to the thrift peer group.

         LONG-TERM AWARD PLAN:  1998 - 2000 PLAN PERIOD

         In fiscal 1998, pursuant to the Long-Term Performance Award Plan (1998-2000), options to acquire 204,000 shares of Common Stock (adjusted for the June 1998 2-for-1 stock split) were granted to executive officers of the Company (including the CEO and Chairman of the Board), and 68,000 shares of restricted stock (adjusted for the June 1998 2-for-1 stock split) were contingently awarded to such executive officers, subject to the Company achieving ROE during the 1998-2000 plan period that equals or exceeds the 75th percentile of the Company's publicly traded thrifts peer group.

         For the 1998-2000 plan period, relative to the peer group of publicly traded thrifts, the Company achieved an average ROE percentile ranking of 94.33%, exceeding the 75th percentile. Therefore, in fiscal 2001, additional restricted stock awards for 68,000 shares of Common Stock were made to executive officers of the Company (other than the CEO) as final payment under the Company's long-term performance award plan for the 1998-2000 plan period. All restricted stock awards for the 1998-2000 plan period are subject to a two-year vesting period with 50% of the award vesting on January 1 of each year in 2002 and 2003.

         Shares of restricted stock and stock options granted pursuant to the Company's Long-Term Award Plans are made from shares of the Company's common stock reserved for issuance under the First Federal Capital Corp. 1992 Stock Incentive Plan, the Rock Financial Corp. 1992 Stock Option and Incentive Plan (which was assumed by the Company in connection with our merger with Rock Financial Corp.) and the First Federal Capital Corp. 1997 Stock Option and Incentive Plan (collectively, the "Stock Option and Incentive Plans"). Under the Stock Option and Incentive Plans, the Stock Option Committee also may authorize discretionary awards irrespective of whether the performance criteria set forth in the Long-Term Award Plan are met and may authorize discretionary awards for such other incentive/reward purposes as it may deem advisable from time to time.

PRESIDENT AND CEO COMPENSATION

         Mr. Rusch's cash compensation (salary and bonus) for fiscal 2002 consisted of competitively determined base salary as well as the payment of cash incentive bonus based upon the Company's fiscal 2002 financial performance. Mr. Rusch's base salary was increased from $306,250 for 2001 to $344,167 for 2002. The base salary adjustments reflected the Committee's recommendation to pay him a base salary that was representative of comparable financial institutions of similar asset size and performance.

         During fiscal 2002 cash incentive bonus of $205,850 was paid to Mr. Rusch. This payment represented his fiscal 2002 bonus ($183,750) as well as the balance of his fiscal 2001 bonus ($22,100) under the Company's Annual Bonus Plan. As noted above, the 2001 cash bonus component of the payment reflected the Company's financial performance relative to its peer group which data was at the 82nd percentile for ROA (1.14%) and 97th percentile for ROE (17.19%). The Company is projected to achieve financial performance objectives for fiscal 2002 that exceed the 65th percentile for ROA and the 80th percentile for ROE relative to the Annual Bonus Plan peer group. Incentive cash compensation paid to Mr. Rusch in 2002 was 59.8% of base compensation compared to 46.6% of base compensation in 2001.

         In fiscal 2002, Mr. Rusch also was awarded 15,000 shares of Common Stock under the Company's long-term performance award plan for the 2001-2003 plan period. As noted above, relative to a peer group of publicly traded thrift institutions, the Company achieved an average ROE percentile ranking of 97% for fiscal 2001, exceeding the maximum percentile performance. The award is subject to a two-year vesting period with 50% of the award vesting on January 1 of each year in 2003 and 2004.

         During fiscal 2002, Mr. Rusch was not granted options to purchase shares of the Company's common stock pursuant to the Company's Long-Term Award Plan (2001-2003).

                                                          MARCH 2003

                                                          COMPENSATION COMMITTEE

                                                          RICHARD T. LOMMEN
                                                          PATRICK J. LUBY
                                                          PHILLIP J. QUILLIN

                             AUDIT COMMITTEE REPORT

         The Audit Committee Report will not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference, and will not otherwise be deemed filed under the Securities Act or the Securities Exchange Act.

AUDIT COMMITTEE COMPOSITION AND FUNCTION

         The members of the Audit Committee are appointed by the Chairman of the Board and are approved by the board of directors. At December 31, 2002, the Audit Committee was composed of three directors of the Company, Messrs. John F. Leinfelder (Chairman), Phillip J. Quillin and Edwin J. Zagzebski. Mr. Nordeen was a member of the Audit Committee until April 2002 when he retired from the board. The Nasdaq Stock Market, Inc. ("Nasdaq") listing standards applicable to us include qualitative and quantitative requirements regarding the independence and qualifications of Audit Committee members and the size of the Audit Committee. Each of the current members of the Audit Committee is "independent" as defined by Nasdaq listing standards, except Mr. Zagzebski. Mr. Zagzebski is not "independent" as defined by Nasdaq, because he was the Chairman of the Board of American Community Bankshares, which we acquired within the past three years. However, in accordance with Nasdaq rules, the board determined that it is in the best interest of the Company and our shareholders to appoint Mr. Zagzebski to the Audit Committee despite not meeting the Nasdaq criteria to be deemed "independent" due to his 30-plus years of career experience in finance and accounting.

         The Audit Committee acts pursuant to a written charter adopted and approved by the board of directors on February 20, 2003. The Audit Committee is responsible for assisting the board in its oversight responsibilities regarding our auditing, accounting and financial reporting process. Consistent with this function, the Audit Committee encourages continuous improvement of, and adherence to, our policies, procedures and practices at all levels related to the financial control and reporting process. The Audit Committee's primary duties and responsibilities are outlined in the charter.

         Our management team is responsible for our financial reporting process including our system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors, Ernst & Young, are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company or the Bank, and are not professionally engaged in the practice of auditing or accounting. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of Ernst & Young included in their report on our financial statements. The Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and Ernst & Young do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that Ernst & Young is in fact "independent."

AUDIT COMMITTEE ACTIONS IN FISCAL 2003

         In fiscal 2003, in connection with its oversight function, the Audit Committee met with Ernst & Young. Pursuant to Statement on Auditing Standards ("SAS") No. 90 (Audit Committee Communications), Ernst & Young discussed various matters relating to our financial results for fiscal 2002 and discussed matters required to be discussed by SAS No. 61 (Communication with Audit Committees). Ernst & Young also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), disclosing any relationships between Ernst & Young and us and stating that in its professional judgment Ernst & Young believes that it is "independent" with respect to us within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

         The Audit Committee also has reviewed written confirmations from management that there were no information technology consulting services relating to financial information systems design and implementation and internal audit services ("non-audit services") provided by Ernst & Young in fiscal 2002. The Audit Committee has considered whether the provision of such non-audit services by Ernst & Young to us is compatible with maintaining Ernst & Young's independence and has discussed with them their independence.

         Each year the Audit Committee is responsible for providing the board of directors with a recommendation as to whether our annual financial statements should be included in our annual report on Form 10-K filed with the SEC. Based on the Audit Committee's discussions with our management and Ernst & Young concerning the fiscal 2002 audit, the financial statements and related review process and other matters deemed relevant and appropriate by the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee met in February 2003 to issue this Audit Committee Report and recommended to the board that fiscal 2002 financial statements be included in the 2002 annual report on Form 10-K filed with the SEC.

                                                            FEBRUARY 2003

                                                            AUDIT COMMITTEE

                                                            JOHN F. LEINFELDER
                                                            PHILLIP J. QUILLIN
                                                            EDWIN J. ZAGZEBSKI


                FEES BILLED TO US BY ERNST & YOUNG IN FISCAL 2002

         The following is a summary of the fees billed to us by Ernst & Young for certain audit and non-audit services during fiscal 2002.

AUDIT FEES

         The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements for fiscal 2002 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for fiscal 2002 were $130,200.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The aggregate fees billed by Ernst & Young for professional services rendered to us for the information technology services relating to financial information systems design and implementation for fiscal 2002 were $0.

ALL OTHER FEES

         The aggregate fees billed by Ernst & Young for services rendered to us, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for fiscal 2002 were $38,300.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly cumulative total return on our common stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies), and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Stock Index. The cumulative returns set forth in each graph assume the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends were paid on such securities during the applicable comparison period.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                           FIRST FEDERAL CAPITAL CORP

                                  [LINE GRAPH]

                                     12/31/97      12/31/98      12/31/99      12/29/00       12/31/01      12/31/02
                                     --------      --------      --------      --------       --------      --------
Company common stock...........     $100.00       $  98.38      $  89.90      $  92.56         $103.51     $130.77
Nasdaq Composite Index.........      100.00         140.19        260.93        158.70          125.70       86.41
Nasdaq Bank Stocks.............      100.00          89.74         84.53         99.50          112.11      119.83


Notes to the Stock Performance Graph:


1) The lines in the graph represent monthly index levels derived from compounded daily returns that include dividends.

2) The percentages shown in the legend represent five-year annual compounded total return assuming reinvestment of dividends.

3) The indexes are reweighted daily using the market capitalization on the previous trading day.

4) If the monthly interval, based on the fiscal year end, is not a trading day, the preceding day is used.

5)       The index level for all series was set to $100 on December 31, 1997.

               INDEBTEDNESS OF MANAGEMENT AND CERTAIN TRANSACTIONS

         Prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, First Federal Savings Bank of La Crosse and First Federal Savings Bank of Madison, F.S.B. followed the policy of making loans to their directors, officers and employees at preferred interest rates and fees. In accordance with current federal law, all loans to officers and directors are now made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. During 2002, no director or executive officer had loans outstanding at preferred interest rates from us that aggregated $60,000 or more.

         We intend that all transactions in the future between us and our executive officers, directors, holders of 10% or more of the outstanding shares of common stock and affiliates thereof, will contain terms no less favorable to us than could have been obtained by us in arms' length negotiations with unaffiliated persons and will be approved by a majority of Outside Directors not having any interest in the transaction.


            SHAREHOLDER PROPOSALS FOR THE FISCAL 2004 ANNUAL MEETING

  DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 2004 PROXY
                                   MATERIALS

         To be considered for inclusion in the proxy statement relating to the annual meeting to be held in April 2004, shareholder proposals must be received at our principal executive offices at 605 State Street, La Crosse, Wisconsin 54602, Attention: Bradford R. Price, Executive Vice President and Secretary, no later than November 20, 2003. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the appointment form of proxy issued for the 2004 annual meeting. It is urged that any such proposals be sent certified mail, return receipt requested. Nothing in this section shall be deemed to require us to include in our proxy statement and proxy relating to the 2004 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A SHAREHOLDER

         Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act may be brought before an annual meeting pursuant to Section 2.17 of our bylaws, which provides that business at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days prior to the anniversary date of the mailing of our proxy materials for the immediately preceding annual meeting. A shareholder's notice must set forth as to each matter the shareholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on our books, of the shareholder proposing such business, (c) the class and number of shares of common stock that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.

DISCRETIONARY VOTING OF 2004 PROXIES

         Pursuant to Rule 14a-4(c) under the Securities Exchange Act and Section
2.17 of our bylaws, if a shareholder fails to notify us of such proposal by January 19, 2004, then the management proxies named in the form of proxy distributed in connection with our proxy statement may use their discretionary voting authority to address the proposal submitted by the shareholder, without discussion of the proposal in the proxy statement.


                                  OTHER MATTERS

         Management is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Bradford R. Price
                                          --------------------------------
La Crosse, Wisconsin                      Bradford R. Price
March 19, 2003                            Executive Vice President and Secretary

                           FIRST FEDERAL CAPITAL CORP
                     A FEDERAL SAVINGS BANK HOLDING COMPANY



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FIRST FEDERAL CAPITAL CORP
ANNUAL MEETING OF STOCKHOLDERS                                   REVOCABLE PROXY
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         The undersigned hereby instructs US Bank Institutional Trust & Custody, the trustee of the trust created pursuant to the Savings Investment Plan of First Federal Capital Bank and the Employee Stock Ownership Plan of First
Federal Capital Corp, to vote the shares of common stock of First Federal
Capital Corp that were allocated to my account as of March 7, 2003 under the Savings Investment Plan and/or Employee Stock Option Plan upon the following proposals to be presented at the annual meeting of shareholders on April 23, 2003, at 10:30 a.m., local time, or any adjournments or postponements thereof.

         FIRST FEDERAL CAPITAL CORP'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.

                                                                       COMPANY #
                                                                       CONTROL #


THERE ARE TWO WAYS TO VOTE YOUR PROXY:

VOTE BY PHONE -- TOLL FREE -- 1-800-240-5326 -- QUICK *** EASY *** IMMEDIATE

- Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m., Central Time, on April 22, 2003.
- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
-    Follow the simple instructions given over the telephone.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Federal Capital Corp, c/o Shareowner Services (SM), P.O. Box 64873, St. Paul, MN 55164-0873.






           If you vote by Phone, please do not mail your Proxy Card.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                            \/ Please detach here \/



1. ELECTION OF DIRECTORS
   Nominees for three-year term expiring in 2006:     [ ] FOR all nominees listed     [ ] WITHHOLD AUTHORITY
   01 David W. Kruger      03 Phillip J. Quillin          (except as marked to            to vote for all nominees
   02 Richard T. Lommen                                   the contrary)                   listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,     ------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)    |                            |
                                                                            ------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH DIRECTOR.

Address Change? Mark Box  [ ] Indicate changes below:                      Date_________________________, 2003


                                                                            ------------------------------
                                                                            |                            |
                                                                            |                            |
                                                                            |                            |
                                                                            ------------------------------
                                                                            Signature(s) in Box
                                                                            Please sign this exactly as your name(s)
                                                                            appear(s) on this proxy. When signing in
                                                                            a representative capacity, please give
                                                                            title. When shares are held jointly, only
                                                                            one holder need sign.

                           FIRST FEDERAL CAPITAL CORP
                     A FEDERAL SAVINGS BANK HOLDING COMPANY



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FIRST FEDERAL CAPITAL CORP                                       REVOCABLE PROXY
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     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST
FEDERAL CAPITAL CORP FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
ON APRIL 23, 2003, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     The undersigned hereby appoints Bradford R. Price and Michael W. Dosland as proxies, each with power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of First Federal Capital Corp held of record by the undersigned on March 7, 2003 at the annual meeting of shareholders to be held at the Radisson Hotel, 200 Harborview Plaza, La Crosse, Wisconsin, on Wednesday, April 23, 2003, at 10:30 a.m., local time, or any adjournments or postponements thereof.

     SHARES OF FIRST FEDERAL CAPITAL CORP'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.



          (Continued, and to be signed and dated, on the reverse side)

                                                                       COMPANY #
                                                                       CONTROL #


THERE ARE TWO WAYS TO VOTE PROXY:

VOTE BY PHONE -- TOLL FREE -- 1-800-240-5326 -- QUICK *** EASY *** IMMEDIATE

- Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m., Central Time, on April 22, 2003.
- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
-    Follow the simple instructions given over the telephone.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Federal Capital Corp, c/o Shareowner Services (SM), P.O. Box 64873, St. Paul, MN 55164-0873.






           If you vote by Phone, please do not mail your Proxy Card.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
                            \/ Please detach here \/



1. ELECTION OF DIRECTORS
   Nominees for three-year term expiring in 2006:     [ ] FOR all nominees listed     [ ] WITHHOLD AUTHORITY
   01 David W. Kruger      03 Phillip J. Quillin          (except as marked to            to vote for all nominees
   02 Richard T. Lommen                                   the contrary)                   listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,     ------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)    |                            |
                                                                            ------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH DIRECTOR.

Address Change? Mark Box  [ ] Indicate changes below:                      Date_________________________, 2003


                                                                            ------------------------------
                                                                            |                            |
                                                                            |                            |
                                                                            |                            |
                                                                            ------------------------------
                                                                            Signature(s) in Box
                                                                            Please sign this exactly as your name(s)
                                                                            appear(s) on this proxy. When signing in
                                                                            a representative capacity, please give
                                                                            title. When shares are held jointly, only
                                                                            one holder need sign.